SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): February 7, 2012

AMC ENTERTAINMENT INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-8747	43-1304369
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

920 Main Street, Kansas City, Missouri 64105

(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code: (816) 221-4000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On February 7, 2012 the Company announced that it intends to commence a cash tender offer (the “Tender Offer”) to purchase up to $160 million aggregate principal amount of its outstanding $300 million aggregate principal amount of 8% Senior Subordinated Notes due 2014 (the “Notes”). In the event that less than $160 million of Notes are validly tendered and accepted for purchase in the Tender Offer, the Company intends to redeem an amount of Notes at a price of $1,000 per $1,000 principal amount of Notes on the earliest possible day following the Tender Offer such that an aggregate of $160 million of Notes will be retired through the Tender Offer and the redemption. The press release related to the Tender Offer is attached as Exhibit 99.1, and is incorporated herein by reference.

The Company also announced on February 7, 2012 in connection with the Tender Offer that the Company is seeking to amend (the “Bank Amendment”) its senior secured credit facilities, pursuant to which the Company will borrow term loans (the “New Term Loans”) and use the proceeds thereof, together with cash on hand, to fund the Tender Offer (and, if applicable, the subsequent redemption of the Notes) and to repay existing term loans due in 2013.  The New Term Loans will be issued under the credit agreement that governs the senior secured credit facilities and will have an aggregate principal amount of up to $300 million maturing in 2018, with an amortization of 1% per annum and the remaining principal payable upon maturity. The New Term Loans will rank senior in right of payment to the Notes that remain outstanding after the consummation of the Tender Offer. The successful closing of the Bank Amendment, on terms and conditions satisfactory to the Company, is a condition to the purchase of any Notes in the Tender Offer.

The Company is disclosing under Item 7.01 of this Current Report on Form 8-K the information attached to this Report as Exhibit 99.2, which information is incorporated by reference herein.  This information, which has not been previously reported, is excerpted from a Confidential Information Memorandum that is being disseminated in connection with the Bank Amendment described above.

The Company is furnishing the information in this Current Report on Form 8-K to comply with Regulation FD. Such information shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are being filed herewith (furnished solely for purposes of Item 7.01 of this Form 8-K):

Exhibit No.	Description
99.1	AMC Entertainment Inc. Press Release
99.2	Disclosure regarding the Company in connection with the Bank Amendment

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMC ENTERTAINMENT INC.

Date: February 7, 2012	By:	/s/ CRAIG R. RAMSEY
Craig R. Ramsey
Executive Vice President and
Chief Financial Officer